Gulf Resources Reports Third Quarter 2015 Financial Results

SHOUGUANG, China, Nov. 10, 2015 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the third quarter ended September 30, 2015.

Three months ending 9/30/15

•	Net Revenues increased 37%
•	Gross Profit increased 69%
•	Net Income increased 112%
•	Earnings per share increased 77%

Nine months ending 9/30/15

•	Net Revenues increased 43%
•	Gross Profits increased 67%
•	Net Income increased 79%
•	Earnings per share increased 54%

Mr. Xiaobin Liu, the Chief Executive Officer commented, "We are pleased to report that despite the slow down in the economy of China, we posted very strong increase in revenues, gross profits, net income, and earnings per share. We have seen strong increases in the prices for bromine and crude salt. Our acquisition of SCRC is performing very well. We have diversified our business in a manner that reduces risk from economic slowdowns and gives us a more balanced and potentially faster growing stream of revenue and profits. Finally, we are very optimistic that we may receive permission to begin drilling for natural gas in Sichuan Province. The potential for our natural gas project coupled with the success of our SCRC acquisition and an expected improvement in the Chinese economy could provide highly significant benefits to GURE and our shareholders in the years ahead."

"Our balance sheet remains extremely strong," Mr. Liu continued, "with cash per share of $2.61*, and working capital per share of $3.82*. This gives us the resources to continue to transform GURE into a major and highly profitable corporation."*

Third Quarter Results

Net revenue.  Net revenue was $42,601,598 for three-month period ended September 30, 2015, an increase of approximately 11.5 million (or 37%) as compared to the same period in 2014. This increase was primarily attributable to the consolidation in 2015 of SCRC, which collectively contributed $11,829,929 to our net revenue for the three-month period ended September 30, 2015.

For the three months ended Sept 30, 2015 and 2014, revenue from the bromine products segment decreased 6.5% to $14,940,666 from $15,973,528. While tons of bromine declined by 16%, the selling price increased to $3,162 from $2,855, an increase of 11%. Revenue from the crude salt segment increased 14.2% to $3,032,201 from $2,655,028. While volume declined slightly, the average price per ton of crude salt increased by 19% to $33.26 from $27.88. Given the softness in the Chinese economy and the fact that lower sales normally lead to lower prices, we are very encouraged by the price increases we are experiencing. We expect the selling prices to remain at current levels through the end of 2015 should the PRC government's macro-economic tightening policy remain in place.

Revenue from the chemical segment increased 97.4% to $24,628,731 from $12,478,408. While most of the increase was attributable to our acquisition of SCRC, our other chemicals businesses in aggregate did show an increase.

Gross Profit: In the third quarter, Gross profit increased 69% to $15,601,022 from $9,205,908. There were two major contributors. Revenues increased 37% from the same quarter of 2014, and gross margins increased sharply to 37% from 30%. Gross margins in the bromine segment increased to 39% from 30% primarily due to much stronger pricing. Margins in crude salt increased to 25% from (2%), also due to much stronger pricing. Margins in chemicals remained flat at 36%.

Corporate Costs & Other Operating Income: For the three months ended September 30, 2015 and 2014 respectively, research and development expenses were $69,403 and $30,985, an increase of 124%: write-offs on property, plant and equipment were $819,701 and $673,705, an increase of 22%; general and administrative expenses were $831,955 and $1,894,507, a decrease of 56%, while other operating income were $115,114, and $116,942 a decrease of 2%.

Income from Operations. Income from operations increased 108% to $13,903,158 from $7,208,569 for the same period of 2014. As a percentage of sales, income from operations was 32.6% compared to 21.5% in the previous year. The increase in net income was due to the acquisition of SCRC, which contributed $4,006,865, higher pricing in the bromine and crude salt segments, and a small improvement in our other chemical business.

Other Income . Net Other income decreased 13% to $66,636 from $76,675 reflecting lower cash balances.

Net Income. Net income increased 112% to $10,679,422 from $5,038,403. This significant increase was primarily attributable to the consolidation in 2015 of SCRC, which contributed $3,003,994 to our net income for the three-month period ended September 30, 2015, as well as to improved pricing and margins in bromine and crude salt as well as to a slight improvement in our original chemicals business.

Effective Tax Rate. Our effective tax rate for the three-month period ended September 30, 2015 and 2014 was 24% and 26%, respectively.

Earnings Per Share: Basic and fully diluted earnings per share increased 77% to $0.23 from $0.13 reflecting much higher earnings and a somewhat higher share count as a result of our acquisition of SCRC.

Balance Sheet: We ended the quarter with cash of $120,892,138 ($2.61* per share). Net cash (cash less all liabilities) was $91,984,353 ($1.99 per share). Working capital was $176,568,297 ($3.82* per share). Shareholders equity was $338,332,100 ($7.31 per share). *

Nine Months Results

Net revenue.  Net revenue for nine-month period ended September 30, 2015 increased 43% to  $126,862,497 from $88,451,954. This increase was primarily attributable to the consolidation in 2015 of SCRC, which collectively contributed $40,418,261 to our net revenue for the nine-month period ended September 30, 2015.

Gross Profit. Gross profit was $42,100,943, or 33%, of net revenues compared to $25,249,571, or 29%, of net revenues for the same period in 2014. The increase in gross profit was due to higher sales in chemicals, reflecting the acquisition of SCRC, as well as to higher margins in bromine and crude salt.

Corporate Costs & Other Operating Income: For the 9 months ending September 30, 2015 and 2014 respectively, total research and development costs increased 92% to $181,108 from $94,323; exploration costs were $325,840 from $0; write-offs on property, plant and equipment increased 22% to $819,701 from $673,705; general and administrative expenses increased 7% to $5,247,318 from $4,916,626; while other operating income declined 3% to $342,317 from $351,547.

Income from Operations. Income from operations increased 79% to $35,575,198 from $19,827,805 reflecting the acquisition of SCRC and improved margins in the bromine and salt segments.

Net Income. Net income increased 79% to $26,769,953 from $14,989,533.

Earnings Per Share: Primary earnings per share increased 53.8% to $0.60 from $0.39. Fully diluted earnings per share increased 52.6% to $0.58 from $0.38.

Cash Flow: During the first nine months of fiscal 2015, cash flow was $34,915,819 or $0.75* per share.

SUBSEQUENT EVENT

During the annual general meeting on October 5, 2015, the following were approved:

a) amendment to the Company's Amended and Restated 2007 Equity Incentive Plan to increase the number of Shares of Common Stock authorized for issuance under the Plan by 6,000,000 shares; and

b) reincorporation of the Company from Delaware to Nevada which will be effected through the merger of the Company into a newly formed Nevada Corporation that is a wholly owned subsidiary of the Company.

The reincorporation will eliminate the Company's obligation to pay the annual Delaware franchise tax resulting in significant savings to the Company in the long term. There will be no change in the Company's business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incidental to the reincorporation which is expected to be immaterial).

* All per share calculations have not been audited and have been calculated using the end of the quarter share count of 46,276,269 as shown on the balance sheet in the 10-Q

Conference Call

The Company will host a conference call on Tuesday, November 10, 2015 at 20:00 Eastern Time to discuss its financial results for the third quarter 2015 ended September 30, 2015.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 77421350.

A replay of the conference call will be available two hours after the call's completion during 11/10/201523:00 EST - 12/10/201523:59 EST. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 77421350.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI") and Shouguang City Rongyuan Chemical Co., Ltd. (SCRC). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and as papermaking chemical agents. And SCRC is a leading manufacturer of materials for human and animal antibiotics in China and other parts of Asia. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	September 30, 2015 Unaudited	December 31, 2014 Audited
Current Assets
Cash	$120,892,138	$146,585,601
Accounts receivable	74,279,887	41,997,862
Inventories	7,370,051	5,367,868
Prepayments and deposits	11,698	86,301
Prepaid land leases	311,895	51,024
Other receivable	559	38,272
Deferred tax assets	831	864
Total Current Assets	202,867,059	194,127,792
Non-Current Assets
Property, plant and equipment, net	125,441,613	124,350,781
Property, plant and equipment under capital leases, net	1,031,997	1,339,602
Prepaid land leases, net of current portion	5,309,456	733,560
Deferred tax assets	2,416,369	2,430,417
Goodwill	30,173,391	-
Total non-current assets	164,372,826	128,854,360
Total Assets	$367,239,885	$322,982,152

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$19,763,798	$4,004,728
Retention payable	563,759	326,959
Capital lease obligation, current portion	155,296	205,128
Taxes payable	5,815,909	3,545,429
Total Current Liabilities	26,298,762	8,082,244
Non-Current Liabilities
Capital lease obligation, net of current portion	2,609,023	2,826,495
Total Liabilities	$28,907,785	$10,908,739

Stockholders' Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$-	$-
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 46,276,269 and 38,911,014 shares issued; and 46,007,120 and 38,672,865 shares outstanding as of September 30, 2015 and December 31, 2014, respectively	23,139	19,456
Treasury stock; 269,149 and 238,149 shares as of September 30, 2015 and December 31, 2014 at cost	(599,441)	(561,728)
Additional paid-in capital	94,102,765	80,380,008
Retained earnings unappropriated	208,580,627	183,480,402
Retained earnings appropriated	19,748,120	18,078,392
Accumulated other comprehensive income	16,476,890	30,676,883
Total Stockholders' Equity	338,332,100	312,073,413
Total Liabilities and Stockholders' Equity	$367,239,885	$322,982,152

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2015	2014	2015	2014

NET REVENUE
Net revenue	$42,601,598	$31,106,964	$126,862,497	$88,451,954

OPERATING INCOME (EXPENSES)
Cost of net revenue	(27,000,576)	(21,901,056)	(84,761,554)	(63,202,383)
Sales, marketing and other operating expenses	(91,919)	(29,064)	(294,095)	(78,793)
Research and development cost	(69,403)	(30,985)	(181,108)	(94,323)
Exploration cost	-	-	(325,840)	-
Write-off/Impairment on property, plant and equipment	(819,701)	(673,705)	(819,701)	(673,705)
Loss from disposal of property , plant and equipment	-	-	-	(9,866)
General and administrative expenses	(831,955)	(1,894,507)	(5,247,318)	(4,916,626)
Other operating income	115,114	116,942	342,317	351,547
	(28,698,440)	(24,412,375)	(91,287,299)	(68,624,149)

INCOME FROM OPERATIONS	13,903,158	6,694,589	35,575,198	19,827,805

OTHER INCOME (EXPENSE)
Interest expense	(46,675)	(48,950)	(148,541)	(154,090)
Interest income	113,311	125,625	348,454	351,271
INCOME BEFORE TAXES	13,969,794	6,771,264	35,775,111	20,024,986

INCOME TAXES	(3,290,372)	(1,732,861)	(9,005,158)	(5,035,433)
NET INCOME	$10,679,422	$5,038,403	$26,769,953	$14,989,553

COMPREHENSIVE INCOME:
NET INCOME	$10,679,422	$5,038,403	$26,769,953	$14,989,553
OTHER COMPREHENSIVE INCOME (LOSS)
- Foreign currency translation adjustments	(14,565,025)	24,054	(14,199,993)	(2,915,066)
COMPREHENSIVE INCOME/(LOSS)	$(3,885,603)	$5,062,457	$12,569,960	$12,074,487

EARNINGS PER SHARE:
BASIC	$0.23	$0.13	$0.60	$0.39
DILUTED	$0.23	$0.13	$0.58	$0.38

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	46,007,120	38,726,415	44,884,268	38,684,220
DILUTED	46,905,362	39,297,334	45,854,130	39,305,975

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Nine-Month Period Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$26,769,953	$14,989,553
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	147,808	153,630
Amortization of prepaid land leases	510,506	435,642
Depreciation and amortization	21,954,512	20,602,061
Write-off/Impairment loss on property, plant and equipment	819,701	673,705
Loss from disposal of property, plant and equipment	-	9,866
Currency translation adjustment on inter-company balances	(1,037,429)	(237,028)
Stock-based compensation expense	353,300	30,000
Deferred tax asset	(81,460)	-
Changes in assets and liabilities:
Accounts receivable	(15,762,057)	(3,830,608)
Inventories	(623,454)	(22,314)
Prepayments and deposits	80,711	(249,255)
Other receivable	37,713	-
Accounts payable and accrued expenses	(56,477)	747,789
Retention payable	248,266	113,935
Taxes payable	1,554,226	(940,835)
Net cash provided by operating activities	34,915,819	32,476,141

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	(683,129)	(664,106)
Proceeds from sales of property, plant and equipment	-	21,514
Purchase of property, plant and equipment	(2,792,700)	(6,459,250)
Consideration paid for business acquisition	(66,305,606)	-
Cash acquired from acquisition	14,074,720	-
Net cash used in investing activities	(55,706,715)	(7,101,842)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of capital lease obligation	(306,683)	(304,806)
Repurchase of common stock	(37,713)	-
Net cash used in financing activities	(344,396)	(304,806)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4,558,171)	(1,031,745)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(25,693,463)	24,037,748
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	146,585,601	107,828,800
CASH AND CASH EQUIVALENTS - END OF PERIOD	$120,892,138	$131,866,548

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$7,527,690	$5,865,449
SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INVESTING AND FINANCING ACTIVITIES
Issuance of common stock upon cashless exercise of options	$49	$73
Issuance of common stock for acquisition of business	$13,373,140	-

Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

IR Manager
Max MaMax_vx@163.com

Source: Gulf Resources, Inc.